EXHIBIT 23

Consent of Independent REGISTERED Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Washington Banking Company of our report dated December 10, 2010, relating to the statement of assets and liabilities assumed by Whidbey Island Bank (a wholly-owned subsidiary of Washington Banking Company), pursuant to the Purchase and Assumption Agreement dated September 24, 2010, included in this Current Report on Form 8-K of Washington Banking Company.

  Registration Statements on Form S-3 (Nos. 333-161738, 333-157377)
  Registration Statements on Form S-8 (Nos. 333-129647, 333-72436, 333-57431)

/s/ Moss Adams LLP

Portland, Oregon

December 10, 2010